AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 11, 1995



                                                    REGISTRATION NUMBER 33-62783

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              -------------------

                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              -------------------

                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)

          DELAWARE                         7993                        62-1411755
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of incorporation or        Classification Code Number)      Identification Number)
        organization)                1023 CHERRY ROAD
                                 MEMPHIS, TENNESSEE 38117
                                      (901) 762-8600

                        HARRAH'S OPERATING COMPANY, INC.
        (Exact name of registrant as specified in governing instruments)

          DELAWARE                         7993                        75-1941623
(State or other jurisdiction   (Primary Standard Industrial         (I.R.S. Employer
     of incorporation or        Classification Code Number)      Identification Number)
        organization)                1023 CHERRY ROAD
                                 MEMPHIS, TENNESSEE 38117
                                      (901) 762-8600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                           E. O. ROBINSON, JR., ESQ.
                                GENERAL COUNSEL
                          HARRAH'S ENTERTAINMENT, INC.
                                1023 CHERRY ROAD
                            MEMPHIS, TENNESSEE 38117
                                 (901) 762-8600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              -------------------

                                    COPY TO:

                              JOHN M. NEWELL, ESQ.
                                LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                       LOS ANGELES, CALIFORNIA 90071-2007
                                 (213) 485-1234

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. X

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
================================================================================

PROSPECTUS

                                  $200,000,000
                          HARRAH'S ENTERTAINMENT, INC.
                                  COMMON STOCK
                        HARRAH'S OPERATING COMPANY, INC.
                                DEBT SECURITIES
                                PREFERRED STOCK


    Harrah's Entertainment, Inc., a Delaware corporation ("Harrah's Entertainment"), may offer from time to time shares of its common stock, par value $0.10 per share (the "Common Stock"), and its wholly-owned subsidiary, Harrah's Operating Company, Inc., a Delaware corporation ("Harrah's Operating"), may offer from time to time in one or more series (i) its debt securities consisting of debentures, notes or other evidence of indebtedness (the "Debt Securities") or (ii) shares of its preferred stock, par value $0.10 per share (the "Preferred Stock"), in amounts as may be sold for an aggregate public offering price of up to $200,000,000 on terms to be determined at the time of the offering. At the option of Harrah's Operating, the Debt Securities may be issued as senior secured Debt Securities, as senior unsecured Debt Securities, as senior subordinated Debt Securities or as subordinated Debt Securities, and in any combination thereof. The payment of principal and interest with respect to the Debt Securities will be unconditionally guaranteed by Harrah's Entertainment. See "Description of Debt Securities--Guarantee." With respect to the Preferred Stock, the payment of dividends, if and to the extent declared out of monies held by Harrah's Operating and legally available therefor, and payments on liquidation or redemption will be guaranteed by Harrah's Entertainment to the extent described herein. See "Description of Preferred Stock--Guarantee." The Common Stock, Debt Securities and Preferred Stock (collectively, the "Securities") may be offered separately or together, in separate series, in amounts, at prices and on terms determined by market conditions at the time of sale and to be set forth in one or more supplements to this Prospectus (each, a "Prospectus Supplement").


    The specific terms of the Securities for which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement which will include, where applicable: (i) in the case of Common Stock, any initial public offering price; (ii) in the case of Debt Securities, the specific title, aggregate principal amount, form (which may be certificated or global), authorized denominations, maturity (which may be fixed or extendible), interest rate or rates (which may be fixed or variable) (or manner of calculation thereof), if any, the time of payment of interest, if any, any terms of redemption at the option of Harrah's Operating or repayment at the option of the holder, any terms for sinking fund payments, additional covenants, initial public offering price, purchase price and other terms with respect to the Debt Securities; and (iii) in the case of Preferred Stock, the specific designation and stated value per share, any dividend, liquidation, redemption, voting and other rights, the terms of Harrah's Entertainment's guarantee and any initial public offering price. The Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their principal amount and, if issued, certain terms thereof will be set forth in the Prospectus Supplement related thereto. See "Description of Debt Securities."

    The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Securities covered by such Prospectus Supplement.
                                  ------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
             ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                       ----------------------------------

                   NO GAMING REGULATORY AUTHORITY HAS PASSED
                         UPON THE ACCURACY OR ADEQUACY
                              OF THIS PROSPECTUS.

                       ----------------------------------------------------

    The Securities may be offered directly to one or more purchasers, through agents designated from time to time by the offeror or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of the Securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable Prospectus Supplement. See "Plan of Distribution." No Securities may be sold without delivery of a Prospectus Supplement describing the method and terms of the offering of such Securities.

                                  ------------


                THE DATE OF THIS PROSPECTUS IS OCTOBER 11, 1995

                             AVAILABLE INFORMATION

    Harrah's Entertainment and Harrah's Operating have filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of the Securities offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits and schedules to, or incorporated by reference in, the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Harrah's Entertainment and Harrah's Operating and the Securities offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and financial statements and notes filed as a part thereof or incorporated by reference therein. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete. With respect to each such document filed with the Commission as an exhibit to, or incorporated by reference in, the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

    Harrah's Entertainment and Harrah's Operating are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In accordance therewith, Harrah's Entertainment files consolidated reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by Harrah's Entertainment may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60606, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material may also be inspected and copied at the offices of the New York, Midwest, Pacific and Philadelphia Stock Exchanges, on which exchanges the Common Stock of Harrah's Entertainment is listed.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

    The following documents have been filed with the Commission and are incorporated by reference in this Prospectus: (i) Annual Report on Form 10-K of The Promus Companies Incorporated ("Promus") (File No. 1-10410), and Promus's Amended Annual Report on Form 10-K/A, for the year ended December 31, 1994 (collectively, the "1994 Harrah's Entertainment Form 10-K/A"), (ii) Promus's Quarterly Report on Form 10-Q for the period ended March 31, 1995, (iii) Form 8-K of Promus, filed with the Commission on May 19, 1995, (iv) Form 8-K of Promus, filed with the Commission on May 31, 1995, (v) Form 8-K of Promus, filed with the Commission on June 15, 1995, (vi) Harrah's Entertainment's Quarterly Report on Form 10-Q for the period ended June 30, 1995, (vii) Form 8-K of Harrah's Entertainment, filed with the Commission on July 7, 1995 and (viii) the section entitled "Description of Promus--Description of Promus Capital Stock" in the Proxy Statement, dated December 13, 1989, of Holiday Corporation. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference and to be a part hereof from the respective dates of filing of such documents.

    Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    Copies of all documents which are incorporated herein by reference (not including the exhibits to such information, unless such exhibits are specifically incorporated by reference in such information) will be provided without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request. Copies of this Prospectus, as amended or supplemented from time to time, and any other documents (or parts of documents) that constitute part of the Prospectus under
Section 10(a) of the Securities Act will also be provided without charge to each such person, upon written or oral request. Requests should be directed to Harrah's Entertainment, Inc., at its principal executive offices at 1023 Cherry Road, Memphis, Tennessee 38117, Attention, Corporate Secretary, (901) 762-8600.

    IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICES OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE CHICAGO STOCK EXCHANGE, THE NEW YORK STOCK EXCHANGE, THE PACIFIC STOCK EXCHANGE AND THE PHILADELPHIA STOCK EXCHANGE (IN THE CASE OF COMMON STOCK), IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                  THE COMPANY

    The Company is one of the leading casino entertainment companies in the United States. Until June 1995, Harrah's Entertainment existed under the name "The Promus Companies Incorporated." As part of the spin-off by Promus of its hotel business, Promus Hotel Corporation, on June 30, 1995, Promus changed its name to Harrah's Entertainment, Inc., and Promus's wholly-owned subsidiary, Embassy Suites, Inc., changed its name to Harrah's Operating Company, Inc. Harrah's Entertainment is a holding company, the principal asset of which is the capital stock of Harrah's Operating. Harrah's Operating directly owns certain of the assets and directly and indirectly owns the stock of certain subsidiaries which operate the Company's business. Unless the context otherwise requires, the "Company" refers to Harrah's Entertainment, Inc., together with its subsidiaries, "Harrah's Entertainment" refers to Harrah's Entertainment, Inc., and "Harrah's Operating" refers to Harrah's Operating Company, Inc. The principal executive offices of Harrah's Entertainment and Harrah's Operating are located at 1023 Cherry Road, Memphis, Tennessee 38117, telephone (901) 762-8600.

    The Company has, through existing and predecessor entities, been in the casino entertainment business for more than 57 years and is unique among casino entertainment companies in its broad geographic diversification. The Company operates casino hotels in the five traditional U.S. gaming markets of Reno, Lake Tahoe, Las Vegas and Laughlin, Nevada and Atlantic City, New Jersey. The Company also operates a temporary land-based casino in New Orleans, Louisiana; riverboat casinos in Joliet, Illinois; dockside casinos in Vicksburg and Tunica, Mississippi, Shreveport, Louisiana and North Kansas City, Missouri; limited stakes casinos in Central City and Black Hawk, Colorado; and a casino on an Indian reservation near Phoenix, Arizona. The Company also has under development a permanent land-based casino in New Orleans, Louisiana (under development by a partnership in which the Company is a general partner) to replace the existing temporary casino in that city, a land-based casino in Auckland, New Zealand under development by a company in which the Company owns an interest, a riverboat casino in Maryland Heights (near St. Louis), Missouri, and a casino on an Indian reservation in the State of Washington. The Company also owns a 13.8% interest in Sodak Gaming, Inc., a leading distributor of electronic gaming machines and gaming-related products and systems, and a 75% interest in a partnership that owns the approximately 52-acre Station Square site across from the Golden Triangle in Pittsburgh, on which the partnership plans to develop a casino entertainment facility if casino gaming is legalized in that jurisdiction. As of June 30, 1995, the Company operated a total of approximately 600,000 square feet of casino space, 18,200 slot machines, 875 table games, 5,345 hotel rooms or suites, approximately 76,000 square feet of convention space, 48 restaurants, five showrooms and four cabarets, at casino facilities which are wholly owned by the Company, partially owned by the Company, or owned by a third party and managed by the Company.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following are the consolidated ratios of earnings to fixed charges for the Company for the six months ended June 30, 1995 and each of the fiscal years 1994, 1993, 1992, 1991 and 1990.

        SIX MONTHS ENDED
         JUNE 30, 1995        1994    1993    1992    1991    1990
        ----------------      ----    ----    ----    ----    ----
             1.8              2.0     2.6     2.0     1.6     1.5

    For purposes of computing this ratio, earnings consist of income before income taxes plus fixed charges (excluding capitalized interest) and minority interests (relating to subsidiaries whose fixed charges are included in the computation), excluding equity in undistributed earnings of less than 50% owned investments. Fixed charges include interest whether expensed or capitalized, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense deemed by the Company to be representative of interest. Where applicable, both earnings and fixed charges have been adjusted to include 100% of the financial results of the Company's nonconsolidated, majority-owned subsidiary.

                                USE OF PROCEEDS

    The Company intends to use the net proceeds from the sale of the Securities for general corporate purposes, including acquisitions, capital expenditures and working capital requirements; to repay, redeem or repurchase outstanding indebtedness; or for such other purposes as may be specified in the Prospectus Supplement. A description of any indebtedness to be refinanced with the proceeds of the Debt Securities will be set forth in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

    The description of the Common Stock set forth below does not purport to be complete and is qualified in its entirety by reference to Harrah's Entertainment's Certificate of Incorporation (the "Harrah's Entertainment Certificate") and Bylaws (the "Harrah's Entertainment Bylaws").

GENERAL

    The Harrah's Entertainment Certificate authorizes the issuance of up to 360,000,000 shares of Common Stock with a par value of $0.10 per share. On July 31, 1995, Harrah's Entertainment had 102,586,669 shares of Common Stock issued and outstanding. In addition, Harrah's Entertainment has reserved for issuance under its 1990 Stock Option Plan and 1990 Restricted Stock Plan an aggregate of 9,954,562 shares of Common Stock.

    Subject to the limitations contained in the Company's debt instruments and after provision for the payment of dividends on any series of preferred stock which might be issued and which has a preference with respect to the payment of dividends, holders of Common Stock are entitled to receive such dividends as may be declared by the Board of Directors of Harrah's Entertainment out of funds legally available for such purpose.

    The holders of shares of Common Stock are entitled in the event of any liquidation, dissolution or winding up of the affairs of Harrah's Entertainment to share pro rata in all lawful distributions of the remaining assets of Harrah's Entertainment.

    The holders of Common Stock will be entitled to one vote per share. Stockholders are not entitled to cumulative voting rights in the election of directors.

    All shares of Common Stock now outstanding are, and additional shares of Common Stock offered will be when issued, fully paid and non-assessable. The Common Stock has no conversion rights. No holder of Common Stock has any preemptive right to subscribe for any stock or other securities of Harrah's Entertainment which may be issued.

REDEMPTION

    The Common Stock can be redeemed by Harrah's Entertainment if, among other circumstances, in the judgment of the Board of Directors such redemption is necessary to avoid any regulatory sanctions against, or to prevent the loss of, or to secure the reinstatement of, any license, franchise or entitlement from any governmental agency held by Harrah's Entertainment, any affiliate of Harrah's Entertainment, or any entity in which Harrah's Entertainment or an affiliate is an owner, which license, franchise or entitlement is needed to conduct any portion of the business of Harrah's Entertainment, any such affiliate or other entity or which license, franchise or entitlement is conditioned upon some or all of the holders of Common Stock possessing prescribed qualifications.

RIGHTS AND SPECIAL STOCK

    Harrah's Entertainment currently has 5,000,000 authorized shares of special stock, par value $1.12 1/2 per share ("Special Stock"). The Board of Directors has the authority, without further action by stockholders, to determine the rights, preferences and privileges of the unissued Special Stock. Provisions could be included in the shares of Special Stock, such as extraordinary voting, dividend, redemption or conversion rights, which could discourage an unsolicited tender offer or takeover proposal.

    Attached to each share of Common Stock is one-third of a right ("Right") entitling the registered holder to purchase from Harrah's Entertainment, for each whole Right, one two-hundredth of a share (a "Unit") of Series B Special Stock, par value $1.12 1/2 per share (the "Series B Stock") at a purchase price of $125.00 per unit (the "Purchase Price"), subject to adjustment. The Purchase Price shall be paid in cash or by certified bank check or bank draft payable to the order of Harrah's Entertainment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between Harrah's Entertainment and The Bank of New York, as rights agent.

    Rights are attached to all Common Stock certificates representing outstanding shares. The Rights detach from the Common Stock and are distributed to holders of Common Stock upon a date (the "Rights Distribution Date") which is the earlier of (i) ten days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock ("the Stock Acquisition Date"), or (ii) ten business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of Common Stock. The Board of Directors may postpone such Rights Distribution Date beyond the earlier of the dates set forth in the preceding sentence upon the vote of a majority of the directors who are not Acquiring Persons or affiliated or associated with an Acquiring Person (the "Continuing Directors"). Until the Rights Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights are evidenced by the Common Stock certificates and are transferred with and only with such certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference, (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the shares represented by such certificates, and (iv) Rights shall be issued in respect of all shares of Common Stock which are issued after the Distribution. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

    The Rights are not exercisable until the Rights Distribution Date and expire at the close of business on October 5, 1996, unless earlier redeemed by Harrah's Entertainment as described below or upon the occurrence of certain merger or other acquisition transactions approved by the Board of Directors. As soon as practicable after the Rights Distribution Date, Rights Certificates will be mailed to holders of record of shares of Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate Rights Certificate alone will represent the Rights.

    In the event that, at any time following the Rights Distribution Date, (i) Harrah's Entertainment is the surviving corporation in a merger with an Acquiring Person and its Common Stock is not changed or exchanged or (ii) an Acquiring Person becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which a majority of the Continuing Directors determine to be fair to and otherwise in the best interests of stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of Harrah's Entertainment) having a value equal to two times the exercise price of the Right. Notwithstanding any of the foregoing, following the occurrence of any of the events set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of any of the events set forth above until such time as the Rights are no longer redeemable by Harrah's Entertainment as set forth below.

    For example, at an exercise price of $125.00 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $250.00 worth of Common Stock (or other consideration, as noted above) for $125.00. Assuming that the Common Stock had a per share value of $25.00 at such time, the holder of each valid Right would be entitled to purchase 10 shares of Common Stock for $125.00.

    In the event that, at any time following the Stock Acquisition Date, (i) Harrah's Entertainment is acquired in a merger or other business combination transaction in which Harrah's Entertainment is not the surviving corporation or Common Stock is changed into or exchanged for securities of any other person, cash or other property (other than a merger which follows an offer described in clause (ii) of the second preceding paragraph), or (iii) 50% or more of Harrah's Entertainment's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring or surviving company having a value equal to two times the exercise price of the Right. The events set forth in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

    The Purchase Price payable, and the number of Units or other securities or property issuable, upon exercise of Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series B Stock, (ii) if holders of the Series B Stock are granted certain rights or warrants to subscribe for Series B Stock or convertible securities at less than the current market price of the Series B Stock, or (iii) upon the distribution to holders of the Series B Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

    With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. In addition, to the extent that Harrah's Entertainment does not have sufficient shares of Common Stock issuable upon exercise of the Rights following the occurrence of a Triggering Event, Harrah's Entertainment may, under certain circumstances, reduce the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Series B Stock on the last trading day prior to the date of exercise.

    At any time until ten days following the Stock Acquisition Date, Harrah's Entertainment may redeem the Rights in whole, but not in part, at a price of $0.05 per Right, as such redemption price may be adjusted pursuant to the Rights Agreement. As long as the Rights are redeemable, a majority of the Continuing Directors of Harrah's Entertainment may extend the period for redemption. After the redemption period has expired, Harrah's Entertainment's rights of redemption may be reinstated if an Acquiring Person reduces his beneficial ownership to 10% or less of the outstanding shares of Common Stock in a transaction or series of transactions not involving Harrah's Entertainment. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.05 redemption price (as adjusted) per Right.

    Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Harrah's Entertainment, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to Harrah's Entertainment or the holders of Common Stock, such holders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) or for common stock of the acquiring company as set forth above.

                       DESCRIPTION OF THE DEBT SECURITIES

    The following description of the terms of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent to which such general provisions may apply to the Debt Securities will be described in a Prospectus Supplement relating to such Debt Securities.

    The Debt Securities may constitute either senior secured debt ("Senior Secured Debt Securities"), senior unsecured debt ("Senior Unsecured Debt Securities"), senior subordinated debt ("Senior Subordinated Debt Securities") or subordinated debt ("Subordinated Debt Securities"), or any combination thereof, of Harrah's Operating. Each such class of Debt Securities will be issued under a separate indenture (the "Senior Secured Debt Indenture," the "Senior Unsecured Debt Indenture," the "Senior Subordinated Debt Indenture," and the "Subordinated Debt Indenture," respectively), between Harrah's Operating, as obligor, Harrah's Entertainment, as guarantor, and one or more trustees (the "Trustee"). The Senior Secured Debt Indenture, the Senior Unsecured Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures."

    The terms of the Debt Securities include those stated in the applicable Indenture and those made part of such Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and holders of the Debt Securities are referred to the Indentures and the Trust Indenture Act for a statement thereof. A copy of the form of each Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and the Indentures, while including a discussion of all material aspects or features thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Debt Securities and the Indentures, including the definitions therein of certain terms which are not otherwise defined in this Prospectus. Wherever particular provisions or defined terms of the Indentures are referred to, such provisions or defined terms are incorporated herein by reference.

GENERAL

    The Indentures will not limit the aggregate principal amount of Debt Securities which may be issued thereunder. Debt Securities may be issued thereunder from time to time as a single series or in two or more separate series up to the aggregate principal amount from time to time authorized by Harrah's Operating for each series. As of the date of this Prospectus, Harrah's Operating has authorized the issuance under the Indentures of up to $200 million aggregate principal amount of the Debt Securities. The Debt Securities will be secured senior, unsecured senior, senior subordinated or subordinated obligations or any combination thereof of Harrah's Operating.

    The applicable Prospectus Supplement or Prospectus Supplements will describe, among other things, the following terms of the Debt Securities, if applicable to such Debt Securities: (i) the title of the Debt Securities; (ii) any limit on the aggregate principal amount of the Debt Securities and whether they will constitute senior secured, senior unsecured, senior subordinated or subordinated Debt Securities; (iii) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued; (iv) the date or dates on which the principal of the Debt Securities is payable or the method of determination thereof; (v) the rate or rates (which may be fixed or variable) at which the Debt Securities will bear interest (which rate may be zero in the case of certain Debt Securities issued at an issue price representing a discount from the principal amount payable at maturity), and the date or dates from which such interest, if any, will accrue, and the circumstances, if any, in which Harrah's Operating may defer interest payments; (vi) the Interest Payment Dates, if any, on which any interest on the Debt Securities will be payable, and the Regular Record Date for any interest payable on any Debt Securities; (vii) the right or obligation, if any, of the Company to redeem or purchase Debt Securities pursuant to any sinking fund or analogous provisions or at the options of a holder thereof, or otherwise, the conditions, if any, giving rise to such right or obligation, and the period or periods within which, and the price or prices at which and the terms and conditions upon which Debt Securities shall be redeemed or purchased, in whole or part, and any provisions for the marketing of such Debt Securities;
(viii) if the amount of payments of principal of, premium, if any, and interest, if any, on the Debt Securities is to be determined by reference to an index, formula or other method, the manner in which such amounts are to be determined and the calculation agent, if any, with respect thereto; (ix) if other than the principal amount thereof, the portion of the principal amount of the Debt Securities which will be payable upon declaration or acceleration of the Maturity thereof pursuant to an Event of Default; (x) whether the Debt Securities will be issued in certificated or book-entry form and, if so, the identity of the depository for the Debt Securities; (xi) any listing of the Debt Securities on a securities exchange; (xii) any additional restrictive covenants included for the benefit of Holders of such Debt Securities; (xiii) any additional events of default provided with respect to such Debt Securities; and
(xiv) any other material terms of the Debt Securities. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

    Harrah's Operating is dependent on the receipt of dividends or other payments from its subsidiaries to make payments on interest and principal on the Debt Securities. Neither the Indentures nor any other material contract restricts subsidiaries of Harrah's Operating from making dividends or distributions to Harrah's Operating.

GAMING REGULATION

    The casino entertainment operations of the Company are subject to extensive regulation by federal, state and local authorities in several jurisdictions. See "Business and Properties -- Governmental Regulation" in the 1994 Harrah's Entertainment Form 10-K/A, incorporated by reference herein. The Indentures provide that if a Holder or a beneficial owner of Debt Securities is required to qualify under the gaming laws of any jurisdiction to which Harrah's Operating or Harrah's Entertainment or any of their Subsidiaries is subject and does not so qualify, such Holder must dispose of his interest in the Debt Securities within 30 days after receipt of notice of failure so to qualify or such earlier date prescribed by the Gaming Authorities, or the Company will have the right to redeem such Debt Securities. The Indentures will require the Trustee to report the names of the record Holders of the Debt Securities to any gaming authority when required by law.

GUARANTEE

    Harrah's Entertainment irrevocably and unconditionally will guarantee the payment of all obligations of Harrah's Operating under the Debt Securities. Rights of Holders pursuant to such Guarantee of the Senior Subordinated Debt Securities and the Subordinated Debt Securities will be subordinate to the rights of holders of the Senior Debt of Harrah's Entertainment to payment in full in the same manner as the rights of Holders of the Senior Subordinated Debt Securities and the Subordinated Debt Securities, respectively, are subordinate to those of the Senior Debt of Harrah's Operating. Subject to the subordination provisions of the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture (in the case of the Senior Subordinated Debt Securities and the Subordinated Debt Securities, respectively), if Harrah's Operating defaults in the payment of the principal of, premium, if any, or interest on such Debt Securities when and as the same shall become due, whether upon maturity, acceleration, call for redemption or otherwise, without the necessity of action by the Trustee or any Holder of such Debt Securities, Harrah's Entertainment shall be required promptly and fully to make such payment. The Indentures provide for the release of the Guarantor in certain circumstances, including (i) Harrah's Operating ceases to be a wholly owned Subsidiary of Harrah's Entertainment, or

(ii) a transfer by Harrah's Operating of all or substantially all of its assets or a merger of Harrah's Operating which transfer or merger is governed by the "Limitation on Merger, Sale or Consolidation" covenant, and in connection with which the transferee entity assumes Harrah's Operating's obligations under the Indentures and such transfer or merger otherwise complies with the requirements of such covenant.

    Harrah's Entertainment conducts substantially all of its business through Harrah's Operating and its subsidiaries and does not own any material assets other than all of the stock of Harrah's Operating. Harrah's Entertainment's obligations under the Guarantee are as a secondary obligor, and such obligations are subordinated to all present and future Senior Debt of Harrah's Entertainment, as described above. Harrah's Entertainment is presently dependent on the receipt of dividends or other payments from Harrah's Operating to make payments on the Guarantee of the Debt Securities.

SUBORDINATION

    The indebtedness evidenced by the Senior Subordinated Debt Securities and the Subordinated Debt Securities (including principal, premium, if any, and interest) will be subordinated in right of payment, as set forth in the applicable Indentures, to the rights of holders of all Senior Debt of Harrah's Operating to prior payment in full, whether outstanding on the date of such Indentures or thereafter created, incurred, assumed or guaranteed.

    As of June 30, 1995, the amount of outstanding Senior Debt of Harrah's Operating was $460.4 million and the amount of outstanding Senior Debt of Harrah's Entertainment was $429.2 million (which amounts include $305.0 million of debt incurred by Harrah's Operating's subsidiaries and guaranteed by Harrah's Entertainment and Harrah's Operating).

    The Senior Subordinated Debt Indenture and Subordinated Debt Indenture provide that no payment may be made on account of principal of, premium, if any, or interest on the Senior Subordinated Debt Securities and the Subordinated Debt Securities, respectively, by Harrah's Operating (or with respect to the Guarantees thereof in the case of Harrah's Entertainment), or to acquire any of such Debt Securities (pursuant to such Guarantees in the case of Harrah's Entertainment), for cash or property (other than Capital Stock of Harrah's Operating, or Harrah's Entertainment with respect to such Guarantees), or on account of the redemption provisions of such Debt Securities by Harrah's Operating (or with respect to such Guarantees in the case of Harrah's Entertainment), (i) upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, unless and until all principal of and interest on such Senior Debt and all other obligations in respect thereof are first paid in full in cash or cash equivalents or such payment duly is provided for, or (ii) in the event of default in the payment of any principal of, premium, if any, or interest on any Senior Debt when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such payment default has been cured or waived or otherwise has ceased to exist.

    Upon the happening of a default (any event that, after notice or passage of time would be an event of default) or an event of default (any event that permits the holders of Senior Debt or their representative immediately to accelerate its maturity) with respect to any Senior Debt, other than a default in payment of the principal of, premium, if any, or interest on the Senior Debt, or if an event of default would result upon any payment with respect to the Senior Subordinated Debt Securities or the Subordinated Debt Securities (or pursuant to the Guarantees thereof with respect to Harrah's Entertainment), upon written notice of (i) the default given to Harrah's Operating, Harrah's Entertainment and the applicable Trustee by the holders of a majority of the principal amount outstanding of the Designated Senior Debt or their representative, or (ii) the event of default given to Harrah's Operating, Harrah's Entertainment and such Trustee by the holders of a majority of the principal amount outstanding of the Designated Senior Debt or their representative, or by any holder of Senior Debt or its representative after such time as there is no Designated Senior Debt, then, unless and until such default or event of default has been cured or waived or otherwise has ceased to exist, no payment may be made by Harrah's Operating with respect to the principal of or premium, if any, or interest on such Debt Securities in cash or property (or pursuant to such Guarantees with respect to Harrah's Entertainment), or to acquire or repurchase any of such Debt Securities for cash or property (other than Capital Stock of Harrah's Operating, or Harrah's Entertainment pursuant to such Guarantees), or on account of the redemption provisions of such Debt Securities (or pursuant to such Guarantees with respect to Harrah's Entertainment). Notwithstanding the foregoing, unless the Senior Debt in respect of which such default or event of default exists has been declared due and payable in its entirety, in the case of a default within 30 days and, in the case of an event of default, within 180 days after the date written notice of such default, or event of default is delivered as set forth above (the "Payment Blockage Period"), and such declaration has not been rescinded, Harrah's Operating (and Harrah's Entertainment, with respect to such Guarantees) is required then to pay all sums not paid to the Holders of such Senior Subordinated Debt Securities or Subordinated Debt Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on such Debt Securities. Any number of such notices may be given; provided, however, that (i) during any 360 consecutive days, the aggregate of all Payment Blockage Periods shall not exceed 180 days, (ii) there shall be a period of at least 180 consecutive days in each 360-day period when no Payment Blockage Period is in effect, and (iii) any default or event of default that resulted in the commencement of a 180-day period may not be the basis for the commencement of any other 180-day period.

    In the event that, notwithstanding the foregoing, any payment or distribution of assets of Harrah's Operating, whether in cash, property or securities (other than Capital Stock of Harrah's Operating), shall be received by the applicable Trustee or the Holders of the Senior Subordinated Debt Securities or the Subordinated Debt Securities before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of the holders of, and shall be paid or delivered by such Trustee or such Holders, as the case may be, to the holders of the Senior Debt remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any or such Senior Debt may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay all Senior Debt in full after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    Upon any distribution of assets of Harrah's Operating (or Harrah's Entertainment with respect to the Guarantees of the Senior Subordinated Debt Securities and the Subordinated Debt Securities) upon any dissolution, winding up, total or partial liquidation or reorganization or readjustment of Harrah's Operating or Harrah's Entertainment, as applicable, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of Harrah's Operating or otherwise, (i) the holders of all Senior Debt would first be entitled to receive payment in full in cash or cash equivalents before the Holders of such Senior Subordinated Debt Securities and Subordinated Debt Securities would be entitled to receive any payment on account of the principal of, premium, if any, and interest on such Debt Securities or in respect of the Redemption Price and (ii) any payment or distribution of assets of Harrah's Operating (or Harrah's Entertainment, as applicable), of any kind or character, whether in cash, property or securities (other than Capital Stock), to which such Holders or the Trustee on behalf of such Holders would be entitled, except for the subordination provisions contained in the applicable Indenture, would be paid by the liquidating trustee or agent or other person making such a payment of distribution directly to the holders of Senior Debt to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

    No provision contained in the Indentures or the Debt Securities will affect the obligation of Harrah's Operating (and Harrah's Entertainment with respect to the Guarantees of the Debt Securities), which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the Debt Securities, subject to a redemption required by applicable gaming laws as specified above. See "--Gaming Regulation." The subordination provisions of the Senior Subordinated Debt Securities and the Subordinated Debt Securities and any Indenture governing same would not prevent the occurrence of any Event of Default under the applicable Indenture or limit the rights of the Trustee under such Indenture or any Holder of such Debt Securities to pursue any other rights or remedies with respect to the respective Debt Securities.

    Because the Debt Securities will not be guaranteed by any of Harrah's Operating's Subsidiaries, the Debt Securities (and the Guarantees thereof, in the case of Harrah's Entertainment) also effectively will be subordinated by operation of law to all liabilities, including trade payables and capitalized lease obligations, if any, of Harrah's Operating's Subsidiaries (and, with respect to Harrah's Entertainment, Harrah's Entertainment's Subsidiaries). Any right of Harrah's Operating or Harrah's Entertainment to receive the assets of any of their Subsidiaries upon such Subsidiary's liquidation or reorganization (and the consequent right of the Holders of such Debt Securities to participate in those assets) effectively will be subordinated to the claims of any such Subsidiary's creditors (including trade creditors), except to the extent that Harrah's Operating (or Harrah's Entertainment, as applicable) is itself recognized as a creditor of such Subsidiary, in which case the claims of Harrah's Operating (or Harrah's Entertainment, as applicable) would still be subordinate to any indebtedness of such Subsidiary senior to that held by Harrah's Operating (or Harrah's Entertainment, as applicable). As of June 30, 1995, the indebtedness (including trade payables) of Harrah's Operating's Subsidiaries (other than guarantees by Subsidiaries of Harrah's Operating of Harrah's Operating's Senior Debt) was approximately $403.5 million.

LIMITATION ON MERGER, SALE OR CONSOLIDATION

    The Indentures will provide that Harrah's Operating may not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person, unless (i) (a) Harrah's Operating is the continuing corporation in the case of a merger or (b) the resulting, surviving or transferee entity is a corporation or partnership organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of Harrah's Operating under the Debt Securities and the Indentures; and (ii) no Event of Default (or event or condition that, after notice or lapse of time or both, would become an Event of Default) shall have occurred and be continuing immediately after giving effect to such transaction. The term "all or substantially all" of the Company's assets is likely to be interpreted by reference to applicable state law at the time, and will be dependent on the facts and circumstances existing at the time. Accordingly, the ability of a holder of Debt Securities to file a claim under an Indenture as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets or properties of Harrah's Operating or Harrah's Entertainment to another person may be uncertain.

    Upon any consolidation or merger or any transfer of all or substantially all of the assets of Harrah's Operating in accordance with the foregoing, the successor corporation formed by such consolidation or into which Harrah's Operating is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, Harrah's Operating under the Indentures with the same effect as if such successor corporation had been named as Harrah's Operating therein.

    Unless otherwise indicated in a Prospectus Supplement, certain of the covenants described herein and in the Indentures would not necessarily afford debt holders protection in the event of a decline in the Company's credit quality resulting from highly leveraged or other similar transactions involving the Company.

EVENTS OF DEFAULT AND REMEDIES

    Each Indenture defines an Event of Default as being with respect to each series of Debt Securities issued pursuant to such Indenture, (i) failure by Harrah's Operating to pay any installments of interest on such Debt Securities as and when the same become due and payable and the continuance of any such failure for 30 days, (ii) failure by Harrah's Operating to pay all or any part of the principal or premium, if any, on such Debt Securities when and as the same becomes due and payable at maturity, redemption, by declaration or otherwise, (iii) failure by Harrah's Operating or Harrah's Entertainment to observe or perform any covenant or agreement contained in such Debt Securities or such Indenture and the continuance of such failure for a period of 60 days after written notice is given to Harrah's Operating or Harrah's Entertainment by the Trustee or to Harrah's Operating, Harrah's Entertainment and the Trustee by the Holders of at least 40% in aggregate principal amount of such Debt Securities outstanding, (iv) certain events of bankruptcy, insolvency or reorganization in respect of Harrah's Operating or any of its Significant Subsidiaries, (v) any acceleration of the maturity of certain Debt of Harrah's Operating or any of its Subsidiaries, or a failure to pay such Debt at its stated maturity; provided, that an Event of Default shall not be deemed to occur with respect to the acceleration of the maturity of Debt of Harrah's Operating or any of its Subsidiaries if the event that caused such acceleration shall be cured within 10 days, and (vi) certain final judgments not covered by insurance rendered against Harrah's Operating or any of its Subsidiaries and not stayed or discharged within 60 days. Each Indenture provides that, with respect to each series of Debt Securities issued pursuant to such Indenture, if a default (the term "default" for purposes of this provision being defined as any event or condition which is, or with notice or lapse of time or both would be, an Event of Default) occurs and is continuing and if it is known to the Trustee, the Trustee must, within 90 days after the occurrence of such default, give to the Holders of such Debt Securities notice of such default; provided, that, except in the case of default in payment of principal of, premium, if any, or interest on such Debt Securities the Trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the Holders of such Debt Securities.

    If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) relating to Harrah's Operating or its Significant Subsidiaries), unless the principal of all of the Debt Securities of any series shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of such Debt Securities then outstanding, by notice in writing to Harrah's Operating and Harrah's Entertainment (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal, determined as set forth below, and accrued interest thereon to be due and payable immediately (in the case of the Senior Secured Debt Securities and the Senior Unsecured Debt Securities) and, in the case of the Senior Subordinated Debt Securities and the Subordinated Debt Securities, (i) immediately if no Designated Senior Debt is outstanding or (ii) if Designated Senior Debt is outstanding, upon the earlier of (a) 10 days after such Acceleration Notice is received by Harrah's Operating or (b) the acceleration of such Designated Senior Debt. If an Event of Default specified in clause (iv) above relating to Harrah's Operating or its Significant Subsidiaries occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Debt Securities of the applicable series without any declaration or other act on the part of Trustee or the Holders thereof. The Holders of not less than a majority in aggregate principal amount of such Debt Securities generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of and interest on such Debt Securities which have become due solely by such acceleration, have been cured or waived.

    Prior to the declaration of acceleration of the maturity of the Debt Securities of any series, the Holders of a majority in aggregate principal amount of such Debt Securities at the time outstanding may waive on behalf of all the Holders of such Debt Securities any default, except a default in the payment of principal of or interest on any such Debt Securities not yet cured, or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Debt Security of such series affected. Subject to the provisions of the applicable

Indenture relating to the duties of the Trustee thereunder, such Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of such applicable Holders, unless such Holders have offered to such Trustee reasonable security or indemnity. Subject to all provisions of the applicable Indenture and applicable law, the Holders of a majority in aggregate principal amount of Debt Securities of a series at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under such Indenture, or exercising any trust or power conferred on such Trustee.

SATISFACTION AND DISCHARGE OF THE INDENTURE, COVENANT DEFEASANCE

    Each Indenture ceases to be of further effect as to all outstanding Debt Securities of a series issued thereunder (except as to (i) rights of registration of transfer, substitution and exchange of Debt Securities and Harrah's Operating's right of optional redemption, (ii) rights of Holders of such Debt Securities to receive from the amounts deposited with the Trustee payments of principal of, premium, if any, and interest on such Debt Securities, and any other rights of such Holders with respect to such amounts, (iii) the rights, obligations and immunities of the Trustee under the applicable Indenture and (iv) certain other specified provisions in the applicable Indenture (the foregoing exceptions (i) through (iv) are collectively referred to as the "Reserved Rights")) and Harrah's Operating will be deemed to have paid and discharged the entire indebtedness on all of the outstanding Debt Securities of such series when (i) all outstanding such Debt Securities have been delivered to the applicable Trustee for cancellation, or (ii) Harrah's Operating has paid or caused to be paid the principal of and interest on such Debt Securities.

    With respect to the Debt Securities not previously delivered to the applicable Trustee for cancellation that have become due and payable or are by their terms to become due and payable within one year or are to be called for redemption within one year upon delivery of notice, the applicable Indenture also ceases to be in effect (except as to the Reserved Rights and except as to other obligations of Harrah's Operating under such Indenture preserved under this paragraph) on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws, e.g., one year after any such deposit) after the irrevocable deposit by Harrah's Operating with such Trustee, in trust for the benefit of the Holders of such Debt Securities, (i) money in an amount, (ii) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of such Debt Securities, money in an amount, or (iii) a combination thereof, sufficient to pay and discharge the principal of and each installment of principal and interest on such Debt Securities then outstanding at the maturity date or redemption date, as the case may be, of such principal or installment of principal or interest. Such a trust may only be established if certain conditions are satisfied, including delivery by Harrah's Operating to such Trustee of an opinion of outside counsel acceptable to such Trustee (who may be outside counsel to Harrah's Operating) to the effect that (i) the defeasance and discharge will not be deemed, or result in, a federal income taxable event, with respect to such Holders, (ii) Harrah's Operating's deposit will not result in Harrah's Operating being subject to regulation under the Investment Company Act of 1940, (iii) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws insofar as those laws apply to Harrah's Operating) following the deposit of the trust funds, such funds will not be subject to any bankruptcy, insolvency or other similar laws affecting creditors' rights generally and (iv) such Holders will have a valid, perfected and unavoidable (under applicable bankruptcy and insolvency laws), subject to the passage of time referred to in clause (iii), first-priority security interest in the trust funds. The applicable Indenture will not be discharged if, among other things, a default or an event of default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day (or one day after such other greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after such date.

    Each Indenture also provides that Harrah's Operating may cease to comply with certain covenants (other than the Reserved Rights and other than covenants relating to the timely payment of principal, interest, any premium, or any installment of principal or interest) described above with respect to each series of Debt Securities issued hereunder if Harrah's Operating irrevocably deposits with the Trustee thereunder money and/or U.S. Government Obligations, which, through the payment of interest and principal thereof in accordance with their terms, will provide, not later than one day before the date payments in respect of such Debt Securities are due, money in an amount sufficient to pay any principal of, premium, if any, and interest on the outstanding Debt Securities of such series at the maturity date of such principal or installment of principal or interest. The obligations of Harrah's Operating under such Indenture, excluding the covenants with which Harrah's Operating may cease to comply, but including Harrah's Operating's obligations to pay principal and interest on such Debt Securities, will remain in full force and effect. Such a trust may only be established if certain conditions are satisfied, including the delivery by Harrah's Operating to such Trustee of an opinion of counsel acceptable to such Trustee (who may be counsel to Harrah's Operating) to the effect that (i) the deposit and related covenant defeasance will not be deemed, or result in, a Federal income taxable event with respect to Holders of such Debt Securities, (ii) Harrah's Operating deposit will not result in Harrah's Operating being subject to regulation under the Investment Company Act of 1940,
(iii) after the passage of 90 days (or any greater period of time in which any such deposit of trust funds may remain subject to bankruptcy or insolvency laws) following the deposit of the trust funds, such funds will not be subject to any bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and (iv) Holders of such Debt Securities will have a valid, perfected and unavoidable (under applicable bankruptcy and insolvency laws insofar as such laws apply to Harrah's Operating), subject to the passage of time referred to in clause (iii), first-priority security interest in the trust funds. Harrah's Operating will not be discharged from its obligations with respect to the covenants under such Indenture if, among other things, a default or an event of default shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day (or one day after such other greater period of time in which such deposit of trust funds may remain subject to bankruptcy or insolvency laws) after such date. In the event that Harrah's Operating takes the necessary action to enable it to omit to comply with certain covenants of such Indenture as described above and such Debt Securities are declared due and payable because of the occurrence of an Event of Default, the amount of money and U.S. Government Obligations on deposit with such Trustee will be sufficient to pay such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of acceleration resulting from such Event of Default. In such event, Harrah's Operating will remain liable for such payments.

REPORTS

    Harrah's Operating and Harrah's Entertainment are required to furnish the Trustee under each Indenture, within 120 days after the end of each fiscal year, with an officers' certificate to the effect that such officers have conducted or supervised a review of the activities of Harrah's Operating and its Subsidiaries and of performance under such Indenture and that, to the best of such officers' knowledge, based on their review, Harrah's Operating has fulfilled all of its obligations under such Indenture or, if there has been a default, specifying each default known to them, its nature and its status.

    Harrah's Operating will distribute to registered Holders of Debt Securities audited annual consolidated financial statements and unaudited summary quarterly financial statements of the Company (with appropriate footnotes relating to Harrah's Operating), unless otherwise required by law.

AMENDMENTS AND SUPPLEMENTS

    Each Indenture contains provisions permitting Harrah's Operating and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders of the Debt

Securities issued thereunder. With the consent of the Holders of not less than a majority in aggregate principal amount of the applicable series of Debt Securities at the time outstanding, Harrah's Operating and the Trustee will be permitted to amend or supplement such Indenture or any supplemental indenture or modify the rights of such Holders; provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of the principal of, or any installment of principal of, or any installment of interest on, any such Debt Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any such Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date) or (ii) reduce the percentage in principal amount of the Outstanding Debt Securities of such series, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in such Indenture, or (iii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Debt Security affected thereby.

NO PERSONAL LIABILITY OF STOCKHOLDERS, OFFICERS, DIRECTORS

    No stockholder, officer or director, as such, past, present or future of Harrah's Operating or Harrah's Entertainment or any successor corporation shall have any personal liability in respect of the obligations of Harrah's Operating or Harrah's Entertainment under the Indentures, the Debt Securities or the Guarantees thereof by reason of his or its status as such stockholder, officer or director.

                         DESCRIPTION OF PREFERRED STOCK

    The description of Harrah's Operating's Preferred Stock set forth below does not purport to be complete and is qualified in its entirety by reference to Harrah's Operating's Certificate of Incorporation (the "Harrah's Operating Certificate") and Bylaws (the "Harrah's Operating Bylaws").

GENERAL


    The Harrah's Operating Certificate authorizes the issuance of 1,000,000 shares of Preferred Stock with a par value of $0.10 per share, none of which was outstanding as of the date of this Prospectus. Shares of Preferred Stock may be issued from time to time, in one or more series, as authorized by the Board of Directors of Harrah's Operating. Prior to issuance of shares of each series, the Board of Directors is required by the Harrah's Operating Certificate to fix for each series the terms, preferences, rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemptions. The Preferred Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.


TERMS

    The following description of the Preferred Stock sets forth certain general terms and provisions of the Preferred Stock to which any Prospectus Supplement may relate. The statements below describing the Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Harrah's Operating Certificate and Harrah's Operating Bylaws and any applicable amendment to the Harrah's Operating Certificate designating terms of a series of Preferred Stock (a "Designating Amendment").

    Reference is made to the Prospectus Supplement relating to the Preferred Stock offered thereby for specific terms, including:

    (1) The title and stated value of such Preferred Stock;

    (2) The number of shares of such Preferred Stock offered, the liquidation preference per share and the offering price of such Preferred Stock;

    (3) The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to such Preferred Stock;

    (4) The date from which dividends on such Preferred Stock shall accumulate, if applicable;

    (5) The procedures for any auction and remarketing, if any, for such Preferred Stock;

    (6) The provision for a sinking fund, if any, for such Preferred Stock;

    (7) The provision for redemption, if applicable, of such Preferred Stock;

    (8) Any listing of such Preferred Stock on any securities exchange;

    (9) The terms of Harrah's Entertainment's guarantee with respect to such Preferred Stock;

    (10) The voting rights, if any, of such Preferred Stock;

    (11) Any other specific terms, preferences, rights, limitations or restrictions of such Preferred Stock;

    (12) A discussion of federal income tax considerations applicable to such Preferred Stock;

    (13) The relative ranking and preference of such Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

    (14) Any limitations on issuance of any series of Preferred Stock ranking senior to or on a parity with such series of Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company.

RANK

    Unless otherwise specified in the Prospectus Supplement, the Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Harrah's Operating, rank (i) senior to all classes or series of Common Stock of Harrah's Operating, and to all equity securities ranking junior to such Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Harrah's Operating; (ii) on a parity with all equity securities issued by the terms of which specifically provide that such equity securities rank on a parity with the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Harrah's Operating; and (iii) junior to all equity securities issued by Harrah's Operating the terms of which specifically provide that such equity securities rank senior to the Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of Harrah's Operating. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

    Holders of the Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors of Harrah's Operating, out of assets of Harrah's Operating legally available for payment, cash dividends at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of Harrah's Operating on such record dates as shall be fixed by the Board of Directors of Harrah's Operating.

    Dividends on any series of the Preferred Stock may be cumulative or noncumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors of Harrah's Operating fails to declare a dividend payable on a dividend payment date on any series of the Preferred Stock for which dividends are noncumulative, then the holders of such series of the Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and Harrah's Operating will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

    If Preferred Stock of any series is outstanding, no dividends will be declared or paid or set apart for payment on any capital stock of Harrah's Operating of any other series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then current dividend period, or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and on any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

    Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for the then current dividend period, no dividends (other than in shares of Common Stock or other shares of capital stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Common Stock, or any other capital stock of Harrah's Operating ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any shares of Common Stock, or any other shares of capital stock of Harrah's Operating ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such shares) by Harrah's Operating (except by conversion into or exchange for other capital stock of Harrah's Operating ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

    Any dividend payment made on shares of a series of Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series which remains payable.

REDEMPTION

    If so provided in the applicable Prospectus Supplement, the Preferred Stock will be subject to mandatory redemption or redemption at the option of Harrah's Operating, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

    The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by Harrah's Operating in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement.

    Notwithstanding the foregoing, unless (i) if a series of Preferred Stock has a cumulative dividend, full cumulative dividends on all shares of such series of Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if a series of Preferred Stock does not have a cumulative dividend, full dividends on all shares of the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no shares of such series of Preferred Stock shall be redeemed unless all outstanding shares of Preferred Stock of such series are simultaneously redeemed. In addition, unless
(i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding shares of such series of Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, Harrah's Operating shall not purchase or otherwise acquire directly or indirectly any shares of Preferred Stock of such series (except by conversion into or exchange for capital stock of Harrah's Operating ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of Preferred Stock of such series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Preferred Stock of such series.

    If fewer than all of the outstanding shares of Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by Harrah's Operating and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by any other equitable manner determined by Harrah's Operating.

    Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the stock transfer books of Harrah's Operating. Each notice shall state: (i) the redemption date; (ii) the number of shares and series of the Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such Preferred Stock are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all the shares of Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder and, upon redemption, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by

Harrah's Operating in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price. In order to facilitate the redemption of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of shares of Preferred Stock to be redeemed, such record date to be not less than 30 or more than 60 days prior to the date fixed for such redemption.

    Subject to applicable law and the limitation on purchases when dividends on Preferred Stock are in arrears, Harrah's Operating may, at any time and from time to time, purchase any shares of Preferred Stock in the open market, by tender or by private agreement.

LIQUIDATION PREFERENCE

    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Harrah's Operating, then, before any distribution or payment shall be made to the holders of any other class or series of capital stock of Harrah's Operating ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of Harrah's Operating, the holders of each series of Preferred Stock shall be entitled to receive out of assets of Harrah's Operating legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share, if any, set forth in the applicable Prospectus Supplement, plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of Harrah's Operating. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of Harrah's Operating are insufficient to pay the amount of the liquidating distributions on all outstanding shares of Preferred Stock and the corresponding amounts payable on all shares of other classes or series of capital stock of Harrah's Operating ranking on a parity with the Preferred Stock in the distribution of assets upon the liquidation, dissolution or winding up, then the holders of the Preferred Stock and all other such classes or series of capital stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

    If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of Harrah's Operating shall be distributed among the holders of any other classes or series of capital stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of Harrah's Operating with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

GUARANTEE

    Harrah's Entertainment will irrevocably and unconditionally agree, to the extent set forth herein, to pay in full to the holders of the Preferred Stock of any series, the Guarantee Payments (as defined below) (except to the extent paid by Harrah's Operating), as and when due, regardless of any defense, right of set-off or counterclaim which Harrah's Operating may have or assert (the "Guarantee"). The following payments to the extent not paid by Harrah's Operating (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accumulated and unpaid dividends which have been theretofore declared on the Preferred Stock of such series out of funds legally available therefor, (ii) the redemption price (including all accumulated unpaid dividends) payable out of funds legally available therefor with respect to Preferred Stock of any series called for redemption by Harrah's Operating and
(iii) upon the liquidation of Harrah's Operating, the lesser of (a) the aggregate of the stated liquidation preference and all accumulated and unpaid dividends (whether or not declared) to the date of payment and (b) the amount of assets of Harrah's Operating legally available for distribution to holders of Preferred Stock of such series in liquidation. Harrah's Entertainment's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by Harrah's Entertainment to the holders of Preferred Stock of any series or by causing Harrah's Operating to pay such amounts to such holders.

    In connection with the Guarantee, Harrah's Entertainment will covenant that, so long as any shares of Preferred Stock of any series remain outstanding, neither Harrah's Entertainment nor any majority owned subsidiary of Harrah's Entertainment will declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of Harrah's Entertainment's capital stock or make any guarantee payments with respect to the foregoing (other than payments under the Guarantee, redemptions described under "Description of Common Stock--Redemption," payments to redeem common share purchase rights under Harrah's Entertainment's shareholder rights plan dated February 7, 1990, or the declaration of a dividend of similar share purchase rights in the future), if at such time, Harrah's Entertainment will be in default with respect to its payment or other obligations under the Guarantee.

    The Guarantee will constitute an unsecured obligation of Harrah's Entertainment and will rank (i) subordinate and junior in right of payment to all other liabilities of Harrah's Entertainment, (ii) pari passu with the most senior preferred stock now or hereafter issued by Harrah's Entertainment and with any guarantee now or hereafter entered into by Harrah's Entertainment in respect of any preferred or preference stock of any affiliate of Harrah's Entertainment and (iii) senior to Harrah's Entertainment's common stock. For purposes of clause (ii), pari passu means that any payments to which beneficiaries of the Guarantee are entitled must be shared with holders of any preferred or preference stock to which the Guarantee is stated to be pari passu ("Pari Passu Stock") to the same extent as would be required under applicable law if instead the Guarantee constituted a class of preferred or preference stock of Harrah's Entertainment ranking pari passu with such Pari Passu Stock as to such payments.

    The Guarantee will constitute a guarantee of payment and not of collection. Accordingly, a holder of Preferred Stock may enforce the Guarantee directly against Harrah's Entertainment, and Harrah's Entertainment will waive any right or remedy to require that any action be brought against Harrah's Operating or any other person or entity before proceeding against Harrah's Entertainment. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Harrah's Operating.

    Since Harrah's Entertainment is a holding company, the rights of Harrah's Entertainment, and hence the rights of creditors of Harrah's Entertainment (including the rights of holders of Preferred Stock under the Guarantee), to participate in any distribution of the assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of Harrah's Entertainment itself as a creditor of the subsidiary may be recognized.

VOTING RIGHTS

    Holders of the Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

    Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock of a series remain outstanding, Harrah's Operating will not, without the affirmative vote or consent of the holders of at least two-thirds of the shares of such series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking prior to such series of Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital stock of Harrah's Operating into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Harrah's Operating Certificate or the Designating Amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remains outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event Harrah's Operating may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock, and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

    The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of such series of Preferred Stock shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

GAMING REDEMPTION

    The Harrah's Operating Certificate provides that any equity security of Harrah's Operating can be redeemed by Harrah's Operating if, among other circumstances, in the judgment of the Board of Directors, such redemption is necessary to avoid any regulatory sanctions against, or to prevent the loss of, or to secure the reinstatement of any license, franchise or entitlement from any governmental agency held by Harrah's Operating, an affiliate of Harrah's Operating, or any entity in which Harrah's Operating or an affiliate is an owner, which license, franchise or entitlement is needed to conduct any portion of the business of Harrah's Operating, any such affiliate or other entity or which license, franchise or entitlement is conditioned upon some or all of the holders of such security possessing prescribed qualifications.

                              PLAN OF DISTRIBUTION

    The Company may offer the Securities directly to purchasers or to or through underwriters, dealers or agents. Any such underwriter(s), dealer(s) or agent(s) involved in the offer and sale of the Securities in respect of which this Prospectus is delivered will be named in the Prospectus Supplement. The Prospectus Supplement with respect to such Securities will also set forth the terms of the offering of such Securities, including the purchase price of such Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such Securities may be listed.

    The distribution of the Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Prospectus Supplement will describe the method of distribution of the Securities.

    If underwriters are used in an offering of Securities, the name of each managing underwriter, if any, and any other underwriters and terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement relating to such offering and the Securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. It is anticipated that any underwriting agreement pertaining to any Securities will (1) entitle the underwriters to indemnification by the Company against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the underwriters may be required to make in respect thereof, (2) provide that the obligations of the underwriters will be subject to certain conditions precedent and (3) provide that the underwriters will be obligated to purchase all Securities offered in a particular offering if any such Securities are purchased.

    If a dealer is used in an offering of Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the Prospectus Supplement relating thereto.

    If an agent is used in an offering of Debt Securities, the agent will be named, and the terms of the agency will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, an agent will act on a best efforts basis for the period of its appointment.

    Dealers and agents named in a Prospectus Supplement may be deemed to be underwriters (within the meaning of the Securities Act) of the Securities described therein and, under agreements which may be entered into with the Company, may be entitled to indemnification by the Company against certain civil liabilities under the Securities Act. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

    Offers to purchase Securities may be solicited, and sales thereof may be made, by the Company directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof. The terms of any such offer will be set forth in the Prospectus Supplement relating thereto.

    If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other agents of the Company to solicit offers by certain institutional investors to purchase Securities from the Company pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such purchasers must be approved by the Company. The obligations of any purchaser under any such contract will not be subject to any conditions except that (1) the purchase of the Securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject and (2) if the Securities are also being sold to underwriters, the Company shall have sold to such underwriters the Securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of such contracts.

    The anticipated date of delivery of Securities will be set forth in the Prospectus Supplement relating to each offering.

                                 LEGAL MATTERS

    Certain legal matters with respect to the Securities offered hereby will be passed upon for Harrah's Entertainment and Harrah's Operating by Latham & Watkins and E. O. Robinson, Jr., Senior Vice President and General Counsel of Harrah's Entertainment and Harrah's Operating.

                                    EXPERTS

    The audited financial statements and schedules incorporated by reference in this Prospectus and in the Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    All expenses other than the Securities and Exchange Commission filing fees are estimated.


SEC registration fee................................................   $ 68,966
Accountants' fees and expenses......................................      5,000
Legal fees and expenses ............................................     40,000
Printing and engraving expenses.....................................     14,000
Trustee's and registrar's fees and expenses.........................      3,000
Miscellaneous.......................................................      7,500
                                                                       --------
Total...............................................................   $138,466
                                                                       --------
                                                                       --------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of Delaware empowers Harrah's Entertainment and Harrah's Operating to indemnify, subject to the standards set forth therein, any person who is a party in any action in connection with any action, suit or proceeding brought or threatened by reason of the fact that the person was a director, officer, employee or agent of such company, or is or was serving as such with respect to another entity at the request of such company. The General Corporation Law of Delaware also provides that Harrah's Entertainment and Harrah's Operating may purchase insurance on behalf of any such director, officer, employee or agent.

    Article Tenth of the Certificate of Incorporation of Harrah's Entertainment provides for indemnification of the officers and directors of Harrah's Entertainment to the full extent permitted by the Delaware General Corporation Law.

    Article VI of the Bylaws of Harrah's Operating provides, in effect, for the indemnification by Harrah's Operating of each director and officer of Harrah's Operating to the fullest extent permitted by applicable law.

    Harrah's Entertainment has entered into Indemnification Agreements with its directors, executive officers and certain other officers. Generally, the Indemnification Agreements provide that Harrah's Entertainment will indemnify such persons against any and all expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect to such expenses, judgments, fines, penalties or amounts paid in settlement) of any Claim by reason of (or arising in part out of) an Indemnifiable Event. "Claim" is defined as any threatened, pending or completed action, suit or proceeding or any inquiry or investigation, whether conducted by Harrah's Entertainment or any other party, that the indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative, investigative or other. "Indemnifiable Event" is defined as any event or occurrence related to the fact that indemnitee is or was a director, officer, employee, trustee, agent or fiduciary of Harrah's Entertainment, or is or was serving at the request of Harrah's Entertainment or a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by indemnitee in any such capacity. Notwithstanding the foregoing, (i) the obligations of Harrah's Entertainment shall be subject to the condition that the reviewing party (as defined) shall not have determined (in a written opinion, in any case in which special, independent counsel is involved) that indemnitee would not be permitted to be indemnified under applicable law, and (ii) the obligation of Harrah's Entertainment to make an expense advance shall be subject to the condition that, if, when and to the extent that the reviewing party determines that indemnitee would not be permitted to be so indemnified under applicable law, Harrah's Entertainment shall be entitled to be reimbursed by indemnitee (who has agreed to reimburse Harrah's Entertainment, for any amounts theretofore paid; provided, that if indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that indemnitee should be indemnified under applicable law, any determination made by the reviewing party that indemnitee would not be permitted to be indemnified under applicable law shall not be binding and indemnitee shall not be required to reimburse Harrah's Entertainment for any expense advance until a final judicial determination is made with respect thereto as to which all rights of appeal therefrom have been exhausted or lapsed).

    Section 102(b)(7) of the Delaware General Corporation Law enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any such provision cannot eliminate or limit a director's liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit. Article Thirteenth of the Certificate of Incorporation of Harrah's Entertainment eliminates the liability of a director of Harrah's Entertainment to Harrah's Entertainment or its stockholders for monetary damages for breach of fiduciary duty as a director to the full extent permitted by the Delaware General Corporation Law.

ITEM 16. EXHIBITS

 EXHIBIT
   NO.
----------

    4.1      Certificate of Incorporation of The Promus Companies Incorporated. (1)

    4.2      Certificate of Amendment to Certificate of Incorporation of The Promus Companies
             Incorporated dated April 29, 1994. (1)

    4.3      Certificate of Amendment of Certificate of Incorporation of The Promus Companies
             Incorporated effective June 30, 1995. (2)

    4.4      Certificate of Amendment of Certificate of Incorporation of The Promus Companies
             Incorporated effective May 26, 1995. (3)

   *4.5      Certificate of Incorporation of Harrah's Operating Company, Inc.

   *4.6      Bylaws of Harrah's Operating Company, Inc.

    4.7      Rights Agreement dated as of February 7, 1990, between The Promus Companies
             Incorporated and The Bank of New York as Rights Agent. (4)

    4.8      Indenture dated as of January 15, 1984, between Holiday Inns, Inc. and Irving
             Trust Company, as trustee. (5)

 EXHIBIT
   NO.
----------
    4.9      First Supplemental Indenture dated as of July 15, 1987, among Irving Trust
             Company, as resigning trustee with respect to the 1999 Notes, Indiana National
             Bank as successor trustee with respect to the 1999 Notes and Holiday Inns, Inc.;
             Second Supplemental Indenture dated as of January 8, 1988, under Indenture dated as of January 15, 1984, between Holiday Inns, Inc., and Irving Trust Company, as trustee with respect to 8 3/8% Notes due 1996; Third Supplemental Indenture
             dated as of January 8, 1988, under Indenture dated as of January 15, 1984, among
             Holiday Inns, Inc., Irving Trust Company, as resigning trustee with respect to the 8 3/8% Notes due 1996, and LaSalle National Bank as successor trustee with respect to the 8 3/8% Notes due 1996; Fourth Supplemental Indenture dated as of
             February 23, 1988, under Indenture dated as of January 15, 1984, between Holiday
             Inns, Inc. and LaSalle National Bank, as trustee with respect to the 8 3/8%
             Notes due 1996. (6)

    4.10     Fifth Supplemental Indenture dated as of January 23, 1990, with respect to the 8
             3/8% Notes due 1996, among LaSalle National Bank, as trustee, The Promus
             Companies Incorporated and Holiday Inns, Inc., as issuer; Sixth Supplemental
             Indenture dated as of February 7, 1990, with respect to the 8 3/8% Notes due
             1996, among Holiday Inns, Inc., Embassy Suites, Inc., The Promus Companies
             Incorporated and LaSalle National Bank; Form of Note for 8 3/8% Notes due 1996.
             (4)

    4.11     Indenture dated as of April 1, 1992, with respect to the 10 7/8% Senior
             Subordinated Notes due 2002, among The Bank of New York, as trustee, The Promus
             Companies Incorporated, as guarantor, and Embassy Suites, Inc., as issuer; Form of Note for 10 7/8% Senior Subordinated Notes due 2002. (7)

    4.12     Indenture dated as of August 1, 1993, with respect to the 8 3/4% Senior
             Subordinated Notes due 2000, among The Bank of New York, as trustee, The Promus
             Companies Incorporated, as guarantor, and Embassy Suites, Inc., as issuer; Form of Note for 8 3/4% Senior Subordinated Notes due 2000. (8)

    4.13     First Supplemental Indenture dated as of June 2, 1995, with respect to the 8
             3/4% Senior Subordinated Notes due 2000, among Embassy Suites, Inc., as issuer,
             The Promus Companies Incorporated, as guarantor, and The Bank of New York, as trustee. (9)

    4.14     First Supplemental Indenture dated as of June 2, 1995, with respect to the 10
             7/8% Senior Subordinated Notes due 2002, among Embassy Suites, Inc., as issuer,
             The Promus Companies Incorporated, as guarantor, and The Bank of New York, as trustee. (9)

    4.15     Interest Swap Agreement between Bank of America National Trust and Savings
             Association and Embassy Suites, Inc. dated May 14, 1993. (8)

    4.16     Interest Swap Agreement between NationsBank of North Carolina, N.A. and Embassy
             Suites, Inc. dated May 18, 1993. (8)

    4.17     Interest Swap Agreement between The Sumitomo Bank, Limited and Embassy Suites,
             Inc. dated October 22, 1992; Interest Swap Agreement between The Bank of Nova
             Scotia and Embassy Suites, Inc. dated October 22, 1992; Interest Swap Agreement between The Nippon Credit Bank and Embassy Suites, Inc. dated October 22, 1992.
             (7)

    4.18     Interest Swap Agreement between Bank of America National Trust and Savings
             Association and Embassy Suites, Inc. dated January 25, 1995. (10)

    4.19     Interest Swap Agreement between NationsBank, N.A. (Carolinas) and Embassy
             Suites, Inc. dated January 25, 1995. (10)

    4.20     Interest Swap Agreement between The Bank of Nova Scotia and Embassy Suites, Inc.
             dated January 25, 1995 and amended February 2, 1995. (10)

    4.21     Interest Swap Agreement between The Bank of Nova Scotia and Embassy Suites, Inc.
             dated March 16, 1995. (10)

    4.22     Interest Swap Agreement between The Sumitomo Bank, Limited and Embassy Suites,
             Inc. dated June 5, 1995. (11)

 EXHIBIT
   NO.
----------
    4.23     Interest Swap Agreement between Bankers Trust Company and Embassy Suites, Inc.
             dated May 16, 1995. (11)

    4.24     Interest Swap Agreement between Bankers Trust Company and Embassy Suites, Inc.
             dated June 6, 1995. (11)

    4.25     Credit Agreement, dated as of July 22, 1993 and amended and restated as of June
             9, 1995, among The Promus Companies Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites, Inc., various banks, Bankers Trust Company, The
             Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate
             Bank of California, the Long-Term Credit Bank of Japan, Limited, New York
             Branch, NationsBank of Georgia, N.A., Societe Generale and Sumitomo Bank,
             Limited, New York Branch, as Agents, and Bankers Trust Company, as
             Administrative Agent. (11)

    4.26     Amended and Restated Reimbursement Agreement, dated as of July 22, 1993, among
             Embassy Suites, Inc., The Promus Companies Incorporated, Marina Associates and
             The Sumitomo Bank, Limited, New York Branch. (12)

    4.27     Master Collateral Agreement, dated as of July 22, 1993, among The Promus
             Companies Incorporated, Embassy Suites, Inc., the other Collateral Grantors parties thereto, Bankers Trust Company, as Administrative Agent, and Bankers
             Trust Company as Collateral Agent. (12)

    4.28     Security Agreement dated as of July 22, 1993, among Embassy Suites, Inc., the
             Collateral Grantors parties thereto and Bankers Trust Company, as Collateral
             Agent. (12)

    4.29     Deed of Trust, Leasehold Deed of Trust, Assignment, Assignment of Leases and
             Rents, Security Agreement and Financing Statement, dated as of July 22, 1993, from Embassy Suites, Inc., Harrah's Laughlin, Inc., and Harrah's Reno Holding
             Company, Inc., the Grantors, to First American Title Company of Nevada, as
             Trustee, for the benefit of Bankers Trust Company, as Beneficiary. (12)

    4.30     Mortgage, Leasehold Mortgage, Assignment, Assignment of Leases and Rents and
             Security Agreement, dated as of July 22, 1993, from Marina Associates and
             Embassy Suites, Inc., the Mortgagors, to Bankers Trust Company, as Collateral
             Agent and the Mortgagee. (12)

    4.31     Pledge Agreement, dated as of July 22, 1993, between The Promus Companies
             Incorporated and Bankers Trust Company, as Collateral Agent. (12)

    4.32     Pledge Agreement, dated as of July 22, 1993, among Embassy Suites, Inc., ESI
             Equity Development Corporation, Harrah's, Harrah's Club, Casino Holding Company,
             and Bankers Trust Company, as the General Collateral Agent, and Bank of America
             Nevada as the Nevada Collateral Agent. (12)

    4.33     First Amendment to Master Collateral Agreement, dated as of June 30, 1995, among
             The Promus Companies Incorporated, Embassy Suites, Inc., the other Collateral
             Grantors parties thereto, Bankers Trust Company, as Administrative Agent, and
             Bankers Trust Company as Collateral Agent amending the Master Collateral
             Agreement, dated as of July 22, 1993, among The Promus Companies Incorporated,
             Embassy Suites, Inc., the other Collateral Grantors parties thereto, Bankers
             Trust Company, as Administrative Agent, and Bankers Trust Company as Collateral
             Agent. (11)

    4.34     First Amendment to Parent Pledge Agreement, dated as of June 30, 1995, among The
             Promus Companies Incorporated and Bankers Trust Company, as Collateral Agent,
             amending the Pledge Agreement, dated as of July 22, 1993, between The Promus
             Companies Incorporated and Bankers Trust Company, as Collateral Agent. (11)

 EXHIBIT
   NO.
----------
    4.35     First Amendment to Company/Sub Pledge Agreement, dated as of June 30, 1995, among Embassy Suites, Inc., Harrah's, Harrah's Club, and Bankers Trust Company,
             as the General Collateral Agent, and Bank of America Nevada as the Nevada
             Collateral Agent, amending the Pledge Agreement, dated as of July 22, 1993, among Embassy Suites, Inc., ESI Equity Development Corporation, Harrah's,
             Harrah's Club, Casino Holding Company, and Bankers Trust Company, as the General
             Collateral Agent, and Bank of America Nevada as the Nevada Collateral Agent.
             (11)

    4.36     First Amendment to Security Agreement, dated as of June 30, 1995, among Embassy
             Suites, Inc., the Collateral Grantors parties thereto and Bankers Trust Company, as Collateral Agent, amending the Security Agreement dated as of July 22, 1993, among Embassy Suites, Inc., the Collateral Grantors parties thereto and Bankers
             Trust Company, as Collateral Agent. (11)

    4.37     First Amendment to Mortgage, Leasehold Mortgage, Assignment, Assignment of
             Leases and Rents and Security Agreement, dated as of June 30, 1995, among
             Embassy Suites, Inc., Marina Associates, the Mortgagors, to Bankers Trust
             Company, as Collateral Agent and the Mortgagee, amending the Mortgage, Leasehold
             Mortgage, Assignment, Assignment of Leases and Rents and Security Agreement,
             dated as of July 22, 1993, from Marina Associates and Embassy Suites, Inc., the
             Mortgagors, to Bankers Trust Company, as Collateral Agent and the Mortgagee.
             (11)

    4.38     First Amendment to Deed of Trust, Leasehold Deed of Trust, Assignment,
             Assignment of Leases and Rents, Security Agreement and Financing Statement,
             dated as of June 30, 1995, among Embassy Suites, Inc., Harrah's Laughlin, Inc.,
             Harrah's Reno Holding Company, Inc., Harrah's, Harrah's Club and Harrah's Las
             Vegas, Inc., the Collateral Grantors, and Bankers Trust Company as Collateral
             Agent and Beneficiary, amending the Deed of Trust, Leasehold Deed of Trust,
             Assignment, Assignment of Leases and Rents, Security Agreement and Financing
             Statement, dated as of July 22, 1993, from Embassy Suites, Inc., Harrah's
             Laughlin, Inc., and Harrah's Reno Holding Company, Inc., the Grantors, to First
             American Title Company of Nevada, as Trustee, for the benefit of Bankers Trust
             Company, as Beneficiary. (11)

    4.39     Credit Agreement, dated as of June 9, 1995, among The Promus Companies
             Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites,
             Inc., various banks, Bankers Trust Company, The Bank of New York, CIBC, Inc.,
             Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The
             Long-term Credit Bank of Japan, Limited, New York Branch, NationsBank of
             Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch,
             as Agents, and Bankers Trust Company, as Administrative Agent. (11)

   +4.40     Form of Indenture relating to Senior Secured Debt Securities.

   +4.41     Form of Indenture relating to Senior Unsecured Debt Securities.

   +4.42     Form of Indenture relating to Senior Subordinated Debt Securities.

   +4.43     Form of Indenture relating to Subordinated Debt Securities.

   *5        Opinion of Latham & Watkins regarding legality.

  +12        Statement of computation of ratio of earnings to fixed charges.

  +24.1      Consent of Arthur Andersen LLP.

  *24.2      Consent of Latham & Watkins (included in Exhibit 5).

  +25        Powers of Attorney.

  +26.1      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Secured Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

  +26.2      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Unsecured Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

  +26.3      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Subordinated Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

 EXHIBIT
   NO.
----------
  +26.4      Statement of Eligibility and Qualifications on Form T-1 relating to Subordinated
             Debt Securities with NationsBank of Tennessee, N.A., as Trustee.


------------

* Filed herewith.



+ Previously filed.


FOOTNOTES

(1) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994, File No. 1-10410.

(2) Incorporated by reference from the Company's Proxy Statement, Annex V, dated April 25, 1995, File No. 1-10410.

(3) Incorporated by reference from the Company's Proxy Statement, Annex VI, dated April 25, 1995, File No. 1-10410.

(4) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1989, filed March 28, 1990, File No. 1-10410.

(5) Incorporated by reference from Holiday Inns, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 29, 1984, filed August 10, 1984, File No. 1-4804.

(6) Incorporated by reference from Holiday Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1988, filed March 31, 1988, File No. 1-8900.

(7) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed March 12, 1993, File No. 1-10410.

(8) Incorporated by reference from the Company's and Embassy Suites, Inc.'s Amendment No. 2 to Form S-4 Registration Statement, File No. 33-49509-01, filed July 16, 1993.

(9) Incorporated by reference from the Company's Current Report on Form 8-K filed June 15, 1995, File No. 1-10410.

(10) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed March 21, 1995, File No. 1-10410.

(11) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 14, 1995, File No. 1-10410.

(12) Incorporated by reference from the Company's Current Report on Form 8-K filed August 6, 1993, File No. 1-10410.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrants' annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       HARRAH'S ENTERTAINMENT SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Harrah's Entertainment, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Memphis, Tennessee on October 11, 1995.


                                          HARRAH'S ENTERTAINMENT, INC.


Dated: October 11, 1995                   By             PHILIP G. SATRE
                                          ......................................
                                                  (Philip G. Satre, President
                                                 and Chief Executive Officer)



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in their respective capacities with Harrah's Entertainment, Inc. on the dates indicated.



              SIGNATURE                             TITLE                     DATE
--------------------------------------  -----------------------------   ----------------
                  *                     Director                        October 11, 1995
 ......................................
         (James L. Barksdale)

                  *                     Director                        October 11, 1995
 ......................................
        (Susan Clark-Jackson)

                  *                     Director                        October 11, 1995
 ......................................
          (James B. Farley)

                  *
 ......................................  Director                        October 11, 1995
           (Joe M. Henson)

                  *                     Director                        October 11, 1995
 ......................................
           (D. Ralph Horn)

                  *                     Director and Chairman           October 11, 1995
 ......................................
          (Michael D. Rose)

                  *                     Director                        October 11, 1995
 ......................................
          (Walter J. Salmon)

                  *                     Director, President and Chief   October 11, 1995
 ......................................    Executive Officer
          (Philip G. Satre)

                  *                     Director                        October 11, 1995
 ......................................
           (Boake A. Sells)

                  *                     Director                        October 11, 1995
 ......................................
         (Eddie N. Williams)

                  *
 ......................................  Director                        October 11, 1995
           (Shirley Young)

                  *                     Chief Financial Officer         October 11, 1995
 ......................................
     (Charles A. Ledsinger, Jr.)

                  *                     Controller and Principal        October 11, 1995
 ......................................    Accounting Officer
          (Michael N. Regan)

*By        E. O. ROBINSON, JR.
    ..................................
         E. O. Robinson, Jr.
           Attorney-in-fact

                         HARRAH'S OPERATING SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, Harrah's Operating Company, Inc. has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized at Memphis, Tennessee on October 11, 1995.


                                          HARRAH'S OPERATING COMPANY, INC.


Dated: October 11, 1995                   By             PHILIP G. SATRE
                                            ....................................
                                                  (Philip G. Satre, President
                                                 and Chief Executive Officer)



    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the following persons in their respective capacities with Harrah's Operating Company, Inc. on the dates indicated.



              SIGNATURE                             TITLE                     DATE
--------------------------------------  -----------------------------   ----------------
                  *                     Director, President and Chief   October 11, 1995
 ......................................    Executive Officer
          (Philip G. Satre)

                  *                     Director and Chief Financial    October 11, 1995
 ......................................    Officer
     (Charles A. Ledsinger, Jr.)

                  *                     Controller and Principal        October 11, 1995
 ......................................    Accounting Officer
          (Michael N. Regan)

*By        E. O. ROBINSON, JR.
    ..................................
         E. O. Robinson, Jr.
           Attorney-in-fact

                                      EXHIBIT INDEX

 EXHIBIT
   NO.
----------

    4.1      Certificate of Incorporation of The Promus Companies Incorporated. (1)

    4.2      Certificate of Amendment to Certificate of Incorporation of The Promus Companies
             Incorporated dated April 29, 1994. (1)

    4.3      Certificate of Amendment of Certificate of Incorporation of The Promus Companies
             Incorporated effective June 30, 1995. (2)

    4.4      Certificate of Amendment of Certificate of Incorporation of The Promus Companies
             Incorporated effective May 26, 1995. (3)

   *4.5      Certificate of Incorporation of Harrah's Operating Company, Inc.

   *4.6      Bylaws of Harrah's Operating Company, Inc.

    4.7      Rights Agreement dated as of February 7, 1990, between The Promus Companies
             Incorporated and The Bank of New York as Rights Agent. (4)

    4.8      Indenture dated as of January 15, 1984, between Holiday Inns, Inc. and Irving
             Trust Company, as trustee. (5)

    4.9      First Supplemental Indenture dated as of July 15, 1987, among Irving Trust
             Company, as resigning trustee with respect to the 1999 Notes, Indiana National
             Bank as successor trustee with respect to the 1999 Notes and Holiday Inns, Inc.;
             Second Supplemental Indenture dated as of January 8, 1988, under Indenture dated as of January 15, 1984, between Holiday Inns, Inc., and Irving Trust Company, as trustee with respect to 8 3/8% Notes due 1996; Third Supplemental Indenture
             dated as of January 8, 1988, under Indenture dated as of January 15, 1984, among
             Holiday Inns, Inc., Irving Trust Company, as resigning trustee with respect to the 8 3/8% Notes due 1996, and LaSalle National Bank as successor trustee with respect to the 8 3/8% Notes due 1996; Fourth Supplemental Indenture dated as of
             February 23, 1988, under Indenture dated as of January 15, 1984, between Holiday
             Inns, Inc. and LaSalle National Bank, as trustee with respect to the 8 3/8%
             Notes due 1996. (6)

    4.10     Fifth Supplemental Indenture dated as of January 23, 1990, with respect to the 8
             3/8% Notes due 1996, among LaSalle National Bank, as trustee, The Promus
             Companies Incorporated and Holiday Inns, Inc., as issuer; Sixth Supplemental
             Indenture dated as of February 7, 1990, with respect to the 8 3/8% Notes due
             1996, among Holiday Inns, Inc., Embassy Suites, Inc., The Promus Companies
             Incorporated and LaSalle National Bank; Form of Note for 8 3/8% Notes due 1996.
             (4)

    4.11     Indenture dated as of April 1, 1992, with respect to the 10 7/8% Senior
             Subordinated Notes due 2002, among The Bank of New York, as trustee, The Promus
             Companies Incorporated, as guarantor, and Embassy Suites, Inc., as issuer; Form of Note for 10 7/8% Senior Subordinated Notes due 2002. (7)

    4.12     Indenture dated as of August 1, 1993, with respect to the 8 3/4% Senior
             Subordinated Notes due 2000, among The Bank of New York, as trustee, The Promus
             Companies Incorporated, as guarantor, and Embassy Suites, Inc., as issuer; Form of Note for 8 3/4% Senior Subordinated Notes due 2000. (8)

    4.13     First Supplemental Indenture dated as of June 2, 1995, with respect to the 8
             3/4% Senior Subordinated Notes due 2000, among Embassy Suites, Inc., as issuer,
             The Promus Companies Incorporated, as guarantor, and The Bank of New York, as trustee. (9)

    4.14     First Supplemental Indenture dated as of June 2, 1995, with respect to the 10
             7/8% Senior Subordinated Notes due 2002, among Embassy Suites, Inc., as issuer,
             The Promus Companies Incorporated, as guarantor, and The Bank of New York, as trustee. (9)

 EXHIBIT
   NO.
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

    4.15     Interest Swap Agreement between Bank of America National Trust and Savings
             Association and Embassy Suites, Inc. dated May 14, 1993. (8)

    4.16     Interest Swap Agreement between NationsBank of North Carolina, N.A. and Embassy
             Suites, Inc. dated May 18, 1993. (8)

    4.17     Interest Swap Agreement between The Sumitomo Bank, Limited and Embassy Suites,
             Inc. dated October 22, 1992; Interest Swap Agreement between The Bank of Nova
             Scotia and Embassy Suites, Inc. dated October 22, 1992; Interest Swap Agreement between The Nippon Credit Bank and Embassy Suites, Inc. dated October 22, 1992.
             (7)

    4.18     Interest Swap Agreement between Bank of America National Trust and Savings
             Association and Embassy Suites, Inc. dated January 25, 1995. (10)

    4.19     Interest Swap Agreement between NationsBank, N.A. (Carolinas) and Embassy
             Suites, Inc. dated January 25, 1995. (10)

    4.20     Interest Swap Agreement between The Bank of Nova Scotia and Embassy Suites, Inc.
             dated January 25, 1995 and amended February 2, 1995. (10)

    4.21     Interest Swap Agreement between The Bank of Nova Scotia and Embassy Suites, Inc.
             dated March 16, 1995. (10)

    4.22     Interest Swap Agreement between The Sumitomo Bank, Limited and Embassy Suites,
             Inc. dated June 5, 1995. (11)

    4.23     Interest Swap Agreement between Bankers Trust Company and Embassy Suites, Inc.
             dated May 16, 1995. (11)

    4.24     Interest Swap Agreement between Bankers Trust Company and Embassy Suites, Inc.
             dated June 6, 1995. (11)

    4.25     Credit Agreement, dated as of July 22, 1993 and amended and restated as of June
             9, 1995, among The Promus Companies Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites, Inc., various banks, Bankers Trust Company, The
             Bank of New York, CIBC, Inc., Credit Lyonnais, Atlanta Agency, First Interstate
             Bank of California, the Long-Term Credit Bank of Japan, Limited, New York
             Branch, NationsBank of Georgia, N.A., Societe Generale and Sumitomo Bank,
             Limited, New York Branch, as Agents, and Bankers Trust Company, as
             Administrative Agent. (11)

    4.26     Amended and Restated Reimbursement Agreement, dated as of July 22, 1993, among
             Embassy Suites, Inc., The Promus Companies Incorporated, Marina Associates and
             The Sumitomo Bank, Limited, New York Branch. (12)

    4.27     Master Collateral Agreement, dated as of July 22, 1993, among The Promus
             Companies Incorporated, Embassy Suites, Inc., the other Collateral Grantors parties thereto, Bankers Trust Company, as Administrative Agent, and Bankers
             Trust Company as Collateral Agent. (12)

    4.28     Security Agreement dated as of July 22, 1993, among Embassy Suites, Inc., the
             Collateral Grantors parties thereto and Bankers Trust Company, as Collateral
             Agent. (12)

    4.29     Deed of Trust, Leasehold Deed of Trust, Assignment, Assignment of Leases and
             Rents, Security Agreement and Financing Statement, dated as of July 22, 1993, from Embassy Suites, Inc., Harrah's Laughlin, Inc., and Harrah's Reno Holding
             Company, Inc., the Grantors, to First American Title Company of Nevada, as
             Trustee, for the benefit of Bankers Trust Company, as Beneficiary. (12)

    4.30     Mortgage, Leasehold Mortgage, Assignment, Assignment of Leases and Rents and
             Security Agreement, dated as of July 22, 1993, from Marina Associates and
             Embassy Suites, Inc., the Mortgagors, to Bankers Trust Company, as Collateral
             Agent and the Mortgagee. (12)

 EXHIBIT
   NO.
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

    4.31     Pledge Agreement, dated as of July 22, 1993, between The Promus Companies
             Incorporated and Bankers Trust Company, as Collateral Agent. (12)

    4.32     Pledge Agreement, dated as of July 22, 1993, among Embassy Suites, Inc., ESI
             Equity Development Corporation, Harrah's, Harrah's Club, Casino Holding Company,
             and Bankers Trust Company, as the General Collateral Agent, and Bank of America
             Nevada as the Nevada Collateral Agent. (12)

    4.33     First Amendment to Master Collateral Agreement, dated as of June 30, 1995, among
             The Promus Companies Incorporated, Embassy Suites, Inc., the other Collateral
             Grantors parties thereto, Bankers Trust Company, as Administrative Agent, and
             Bankers Trust Company as Collateral Agent amending the Master Collateral
             Agreement, dated as of July 22, 1993, among The Promus Companies Incorporated,
             Embassy Suites, Inc., the other Collateral Grantors parties thereto, Bankers
             Trust Company, as Administrative Agent, and Bankers Trust Company as Collateral
             Agent. (11)

    4.34     First Amendment to Parent Pledge Agreement, dated as of June 30, 1995, among The
             Promus Companies Incorporated and Bankers Trust Company, as Collateral Agent,
             amending the Pledge Agreement, dated as of July 22, 1993, between The Promus
             Companies Incorporated and Bankers Trust Company, as Collateral Agent. (11)


    4.35     First Amendment to Company/Sub Pledge Agreement, dated as of June 30, 1995, among Embassy Suites, Inc., Harrah's, Harrah's Club, and Bankers Trust Company,
             as the General Collateral Agent, and Bank of America Nevada as the Nevada
             Collateral Agent, amending the Pledge Agreement, dated as of July 22, 1993, among Embassy Suites, Inc., ESI Equity Development Corporation, Harrah's,
             Harrah's Club, Casino Holding Company, and Bankers Trust Company, as the General
             Collateral Agent, and Bank of America Nevada as the Nevada Collateral Agent.
             (11)

    4.36     First Amendment to Security Agreement, dated as of June 30, 1995, among Embassy
             Suites, Inc., the Collateral Grantors parties thereto and Bankers Trust Company, as Collateral Agent, amending the Security Agreement dated as of July 22, 1993, among Embassy Suites, Inc., the Collateral Grantors parties thereto and Bankers
             Trust Company, as Collateral Agent. (11)

    4.37     First Amendment to Mortgage, Leasehold Mortgage, Assignment, Assignment of
             Leases and Rents and Security Agreement, dated as of June 30, 1995, among
             Embassy Suites, Inc., Marina Associates, the Mortgagors, to Bankers Trust
             Company, as Collateral Agent and the Mortgagee, amending the Mortgage, Leasehold
             Mortgage, Assignment, Assignment of Leases and Rents and Security Agreement,
             dated as of July 22, 1993, from Marina Associates and Embassy Suites, Inc., the
             Mortgagors, to Bankers Trust Company, as Collateral Agent and the Mortgagee.
             (11)

    4.38     First Amendment to Deed of Trust, Leasehold Deed of Trust, Assignment,
             Assignment of Leases and Rents, Security Agreement and Financing Statement,
             dated as of June 30, 1995, among Embassy Suites, Inc., Harrah's Laughlin, Inc.,
             Harrah's Reno Holding Company, Inc., Harrah's, Harrah's Club and Harrah's Las
             Vegas, Inc., the Collateral Grantors, and Bankers Trust Company as Collateral
             Agent and Beneficiary, amending the Deed of Trust, Leasehold Deed of Trust,
             Assignment, Assignment of Leases and Rents, Security Agreement and Financing
             Statement, dated as of July 22, 1993, from Embassy Suites, Inc., Harrah's
             Laughlin, Inc., and Harrah's Reno Holding Company, Inc., the Grantors, to First
             American Title Company of Nevada, as Trustee, for the benefit of Bankers Trust
             Company, as Beneficiary. (11)

    4.39     Credit Agreement, dated as of June 9, 1995, among The Promus Companies
             Incorporated, Embassy Suites, Inc., certain subsidiaries of Embassy Suites,
             Inc., various banks, Bankers Trust Company, The Bank of New York, CIBC, Inc.,
             Credit Lyonnais, Atlanta Agency, First Interstate Bank of California, The
             Long-term Credit Bank of Japan, Limited, New York Branch, NationsBank of
             Georgia, N.A., Societe Generale and The Sumitomo Bank, Limited, New York Branch,
             as Agents, and Bankers Trust Company, as Administrative Agent. (11)

   +4.40     Form of Indenture relating to Senior Secured Debt Securities.

   +4.41     Form of Indenture relating to Senior Unsecured Debt Securities.

   +4.42     Form of Indenture relating to Senior Subordinated Debt Securities.

   +4.43     Form of Indenture relating to Subordinated Debt Securities.

   *5        Opinion of Latham & Watkins regarding legality.

  +12        Statement of computation of ratio of earnings to fixed charges.

  +24.1      Consent of Arthur Andersen LLP.

  *24.2      Consent of Latham & Watkins (included in Exhibit 5).

  +25        Powers of Attorney.

  +26.1      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Secured Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

 EXHIBIT
   NO.
----------

  +26.2      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Unsecured Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

  +26.3      Statement of Eligibility and Qualifications on Form T-1 relating to Senior
             Subordinated Debt Securities with NationsBank of Tennessee, N.A., as Trustee.

  +26.4      Statement of Eligibility and Qualifications on Form T-1 relating to Subordinated
             Debt Securities with NationsBank of Tennessee, N.A., as Trustee.


------------

* Filed herewith.



+ Previously filed.


FOOTNOTES

(1) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 1994, filed with the Commission May 12, 1994, File No. 1-10410.

(2) Incorporated by reference from the Company's Proxy Statement, Annex V, dated April 25, 1995, File No. 1-10410.

(3) Incorporated by reference from the Company's Proxy Statement, Annex VI, dated April 25, 1995, File No. 1-10410.

(4) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1989, filed March 28, 1990, File No. 1-10410.

(5) Incorporated by reference from Holiday Inns, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 29, 1984, filed August 10, 1984, File No. 1-4804.

(6) Incorporated by reference from Holiday Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1988, filed March 31, 1988, File No. 1-8900.

(7) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, filed March 12, 1993, File No. 1-10410.

(8) Incorporated by reference from the Company's and Embassy Suites, Inc.'s Amendment No. 2 to Form S-4 Registration Statement, File No. 33-49509-01, filed July 16, 1993.

(9) Incorporated by reference from the Company's Current Report on Form 8-K filed June 15, 1995, File No. 1-10410.

(10) Incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994, filed March 21, 1995, File No. 1-10410.

(11) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, filed August 14, 1995, File No. 1-10410.

(12) Incorporated by reference from the Company's Current Report on Form 8-K filed August 6, 1993, File No. 1-10410.